UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Tessera Technologies, Inc.

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On May 13, 2013, Tessera Technologies, Inc. issued the following press releases.

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

Tessera Believes Glass Lewis Recommendation Lacks Thoughtful Analysis

Company Gratified that Glass Lewis Recognizes that Starboard Should Not Be Given Board Control

Stockholders Urged to Ignore Misguided Critiques and Vote the GOLD Proxy Card FOR Full Management Slate

SAN JOSE, Calif., May 13, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today issued the following statement in response to the Glass Lewis & Co. (“Glass Lewis”) report regarding the board of directors nominees for Tessera’s 2013 annual meeting of stockholders to be held on May 23, 2013.

“While we are pleased that Glass Lewis recognizes that dissident stockholder Starboard Value LP (“Starboard”) does not merit control of the Tessera board, we are greatly troubled that Glass Lewis failed to recognize that Starboard nominees Peter Feld and Tom Lacey could be detrimental to preserving and enhancing stockholder value. Feld has a clear conflict of interest by serving as the chairman of a competing intellectual property (“IP”) licensing company Unwired Planet (formerly Openwave), which has suffered great financial losses with Feld at the helm. Meanwhile, Lacey’s contract manufacturing work experience represents the exact same capital-intensive business model that we tried, and it proved to be prohibitively costly and inefficient. Bringing Lacey in would just reset and repeat that detrimental experience, while bringing Feld in would guarantee an untenable situation where constant recusals from key board decisions would be necessary to preserve ethical board guidelines,” said Richard S. Hill, interim CEO and executive chairman of Tessera Technologies, Inc.

“Electing Feld and his nominees to our board would likely transform Tessera into a ‘patent troll’, as well as regress the Company into a camera module manufacturer requiring hundreds of millions of dollars of additional capital, which frankly neither the reconstituted board, nor our stockholders, have an appetite for. Importantly, incumbent director Dave Nagel is in the unique position of understanding and articulating the flaws of the “patent troll” business model (serving as a member of Unwired Planet’s board for over 18 months with Feld), contract manufacturing strategies, and other avenues Tessera has embarked upon during his eight years of service on our board. We recognize mistakes have been made and believe it is imperative to preserve some continuity at the board level to ensure we don’t try what has already been unsuccessfully trodden. It is critical that the leadership team preserves a depth of understanding to ensure a smooth transition to an essentially brand new board at Tessera.

“We do agree, however, that Tudor Brown and George Cwynar, at least on paper, appear to have the relevant experience to be value-added members to our board. As a matter of fact, we offered to interview both Brown and Cwynar ourselves on numerous occasions, but were denied the opportunity each and every time. Thus, we take no position with Glass Lewis’s endorsement of these two individuals.

“Lastly, we strongly believe that by not taking the time to meet with the Company in making its recommendation, Glass Lewis made numerous flawed assumptions that resulted in the wrong conclusion by failing to support all of Tessera’s highly qualified and experienced nominees. Since August of 2012 when Tim Stultz and I were named as directors, we have worked diligently to bring experience and relevant expertise to the board, and continue to collaborate with the other directors and the management team to act decisively and efficiently to execute on the refocused strategic plan for the Company that is already showing progress,” stated Hill.

The Tessera board’s nominees are proven business leaders with a diverse range of complementary experience in IP monetization, operations, engineering, finance, high tech and semiconductors, as well as other areas essential to ensure the continued successful execution of Tessera’s strategy and to deliver greater value for stockholders.

Tessera’s board is committed to driving enhanced stockholder returns, as exemplified in the continued execution of Tessera’s restructured and detailed value creation strategy, which has already begun to yield results. In fact, Tessera recently announced near-term and longer term objectives and a target financial model for its IP business. We expect at least $130 million-$150 million in recurring revenues in 2014, out of an annual run rate of at least $180 million-$200 million for our IP business with meaningful growth over the longer term.

We urge stockholders to vote the GOLD proxy card FOR Chenault, Hill, Miner, Nagel, Seams and Stultz and simply discard any WHITE proxy card they may receive from Starboard. Stockholders should be advised that they CANNOT use Starboard’s WHITE proxy card to vote for any of Chenault, Hill, Miner, Nagel, Seams and Stultz.

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s strategic plans, market opportunities, financial targets and projections, value creation and stockholder return. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

TESSERA IMPLEMENTS NEW CAPITAL ALLOCATION STRATEGY, ANNOUNCES SPECIAL CASH DIVIDEND

Company Also Expects to Repurchase at Least $16 Million of Stock over Next Four Quarters

San Jose, Calif.,- May 13, 2013 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced today a special cash dividend of $0.30 per common share, payable May 31, 2013, to common stockholders of record at the close of business on May 23, 2013. Consistent with the capital allocation strategy announced by the Company on April 25, 2013, the special dividend was calculated based on the episodic revenue the Company has generated over the preceding four quarters, net of certain costs. The Company also announced it expects to execute at least $16 million of stock repurchases through its stock buyback program over the next four quarters.

“On our first quarter 2013 results conference call, we announced a new capital allocation strategy that included a special dividend from our episodic revenue, payable annually, and what we term ‘opportunistic stock repurchases’ through our stock buyback program,” stated Richard S. Hill, interim CEO and executive chairman of Tessera Technologies, Inc. “Today’s actions demonstrate our commitment to return capital to our stockholders from our episodic revenue, to ensure that these unpredictable but significant events result in positive gains for our stockholders.”

The Company’s capital allocation plan announced on April 25, 2013, provides for annual special dividends equal to 20%-30% of any episodic gain, which is episodic revenue minus pro-rata litigation costs and actual audit costs, taxed at the last fiscal year’s book tax rate. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract, and may include revenue such as non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or tribunals, and lump sum settlement payments. Under the plan, another 20% -30% of episodic gain will be used to provide a “sinking fund” to provide for the growth of the Company’s quarterly dividends and 20% -30% of the episodic gain will be used to purchase shares of the Company’s common stock through the Company’s stock buyback program.

This year’s special dividend will pay out 30% of the episodic gain for the period beginning in the Second Quarter 2012 through First Quarter 2013, or $16 million or $0.30 per share. The Company is allocating the same amount to be executed in its stock buyback program over the next four quarters.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to capital allocation strategy; including capital returns to stockholders, stock repurchase plans and dividends. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

ISS SUPPORTS FULL SLATE OF TESSERA NOMINEES FOR BOARD ELECTION

SAN JOSE, Calif., May 13, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today announced that Institutional Shareholder Services Inc. (“ISS”), an influential and leading proxy advisory firm, announced its recommendation that stockholders vote for all six of the Company’s nominees to Tessera’s board of directors (the “Board”), plus two individuals nominated by Starboard Value LP (“Starboard”). On April 29, the Company announced that it had expanded its Board by two seats and indicated it would not be nominating candidates of its own for those two seats, thereby effectively ensuring that Starboard would be represented on the Board by at least two directors. ISS recommended that stockholders of Tessera vote on the GOLD card.

ISS, among other things, stated, “As the dissidents have not demonstrated a compelling case that further change in the reconstituted board and management team is necessary, nor that their strategy is likely to deliver a significantly higher value to shareholders than successful implementation of the reconstituted board’s strategy, votes FOR the six management nominees on the GOLD management card are warranted.”

“The recommendation from ISS that stockholders support all six of the Tessera nominees at the upcoming Annual Meeting is very good news for all of our stockholders,” said Richard S. Hill, interim CEO and executive chairman of Tessera Technologies, Inc. “The Tessera Board is executing on a clear and differentiated strategy that we believe creates tangible value to our customers and will deliver greater and more sustainable results for stockholders. Our restructured Board includes the right mix of independent and highly experienced directors to oversee the continued execution of our strategy for sustainable growth and profitability. Our recent decision to expand the Board to eight directors ensured that we would add at least two Starboard nominees, and we offered repeatedly to interview several of Starboard’s candidates.

“We are pleased that neither ISS nor Glass Lewis has recommended dramatic change to the Board that would have disrupted the momentum we are building,” continued Hill. “Since its creation, the new Board has worked diligently to refocus Tessera on a strategy that will put us back on a path toward success. In fact, ISS noted that in the case of DigitalOptics Corporation (DOC), the changes made by Tessera thus far ‘do not appear to be merely reflexive reactions from an entrenched management team – particularly since nearly the entire management and board are new, and began implementing these changes shortly after the board renewal process took root.”

Although the Company offered to provide Starboard a waiver of the advance notice provisions in its bylaws in order to permit Starboard to run a full eight-person slate of nominees, Starboard’s decision not to avail itself of such waiver has the effect of assuring that two of the Company’s nominees will be elected, as Starboard is only running a six-person slate for an eight-member board.

We urge stockholders to vote the GOLD proxy card FOR Chenault, Hill, Miner, Nagel, Seams and Stultz and simply discard any WHITE proxy card they may receive from Starboard. Stockholders should be advised that they CANNOT use Starboard’s WHITE proxy card to vote for any of the Company nominees Chenault, Hill, Miner, Nagel, Seams and Stultz. Also, stockholders CANNOT use Starboard’s WHITE proxy card to follow the recommendation of ISS. Stockholders who want to follow the ISS recommendation must use the GOLD proxy card. Please use the GOLD proxy card to support our nominees.

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s strategic plans, market opportunities, financial targets and projections, value creation and stockholder return. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

TSRA-G

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